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                                                                    EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

      THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") by and between Manhattan Associates, Inc, a Georgia corporation ("Company"), and Steve Norton ("Executive") is hereby entered into and effective as of the 24th day of January, 2005 (the "Effective Date").

      WHEREAS, Company is engaged in the development, marketing, selling, implementation and installation of computer software solutions specifically designed for the management of warehouse and distribution centers and providing transportation management for consumer product manufacturers, retailers and retail and grocery suppliers and distributors (the "Company Business");

      WHEREAS, Company and Executive have agreed upon the terms and conditions of Executive's employment with Company and the parties desire to express the terms and conditions in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, it is hereby agreed as follows:

      1. Employment and Duties.

            A. Company shall employ Executive as Senior Vice President and Chief Financial Officer or such other title and position as Company shall determine in accordance with the terms and conditions set forth in this Agreement. Executive hereby accepts employment on the terms set forth herein. Executive shall report to Peter F. Sinisgalli, any successor Chief Executive Officer or the Board of Directors as may be designated by the Chief Executive Officer or the Board of Directors (or a committee thereof).

            B. Executive shall have responsibility for financial management of the company ("Duties") and such other duties as may otherwise be assigned to him from time to time as are consistent with his position as Chief Financial Officer but nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for serving as a director or member of any advisory committee of not more than one (at any time) "for profit" organizations involving no conflict of interest with the interests of the Company (subject to approval by the Chief Executive Officer, which approval shall not be unreasonably withheld), or from engaging in charitable and community activities, or from managing his personal investments, provided such activities do not materially interfere with the performance of his duties and responsibilities under this Agreement.

            C. Executive agrees that he shall at all times faithfully and to the best of his ability and experience perform all of the duties that may be required of him pursuant to the terms of this Agreement. Executive shall devote his full business time and effort to the performance of his obligations hereunder, subject to Section 1.B. above.

      2. Compensation.

            A. Base Salary. During his employment hereunder, Company shall pay to Executive a base salary ("Base Salary") at a rate of $10,625.00 per bi-weekly pay period (which is a rate of $255,000.00 per year), subject to all applicable tax withholdings and required payroll deductions, which amount shall be reviewed annually and may be increased at the discretion of the Chief Executive Officer or Board of Directors (or a committee thereof).

            B. Performance-Related Bonus. Executive shall be eligible to receive a performance-related bonus in an amount up to $178,500.00 of the Base Salary and subject to terms and criteria to be mutually agreed upon. Executive's annual bonus target will be no less than 70% of Executive's then current base salary. The bonus earned for a fiscal year (or partial fiscal year) will be earned and accrued and payable to Executive if Executive is employed by the Company on the last day of the fiscal year, regardless of whether his employment is thereafter terminated by the Company or Executive.

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            C. Stock Option. Company will grant to Executive on his start date an option (the "Option") to purchase 175,000 shares of Company's common stock pursuant to the Manhattan Associates, Inc. Option Plan (the "Option Plan"). The Option will have an exercise price equal to the fair market value of Company common stock at the closing price per share on the trading day immediately preceding the grant date of the option, as provided in the Option Plan. The options will vest in accordance with the terms set forth in the Option Plan as follows: 1/4 of the options will vest on Executive's first-year anniversary date (one year from the Effective Date of this Agreement); 1/4 of the options will vest on Executive's second-year anniversary date; 1/4 of the options will vest on Executive's third-year anniversary date; and 1/4 of the options will vest on Executive's fourth-year anniversary date.

            D. Employee Benefits. Executive shall be entitled to participate in all employee benefit plans, which Company generally provides for its employees at the executive level (without any waiting periods and without any pre-existing conditions limitation), including indemnification from liability in the manner extended to other executive officers of the Company.

            E. Expenses. Executive shall be reimbursed for expenses reasonably incurred in the performance of his duties hereunder in accordance with the policies of Company then in effect.

            F. Vacation. Executive shall be entitled to 20 vacation days per calendar year.

            G. Change of Control. In the event of a Change of Control of the Company, all options, whether vested or non-vested shall vest as of the date of the Change of Control. "Change of Control" shall mean the happening of an event that shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (ii) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company; or (iii) the date the stockholders of the Company (or the Board, if stockholder action is not required) and the stockholders of the other constituent corporations (or their respective boards of directors, if and to the extent that stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's voting capital stock immediately prior to the merger or consolidation will have at least fifty percent (50%) of the ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation (on a fully diluted basis), which voting capital stock is to be held by each such holder in the same or substantially similar proportion (on a fully diluted basis) as such holder's ownership of voting capital stock of the Company immediately before the merger or consolidation.

      3. Term. This Agreement is effective when signed by both parties. The parties agree that Executive's employment may be terminated at any time, for any reason or for no reason, for cause or not for cause, with or without notice, by Company. Upon any such termination, Executive shall return immediately to Company all documents and other property of Company, together with all copies, summaries, excerpts, abstracts and other representations thereof, including all Work Product and Proprietary Information, within Executive's possession or control.

            For purposes of this Agreement, Work Product shall mean the data, materials, documentation, computer programs, inventions (whether or not patentable), and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right, created or developed in whole or in part by Executive while performing services in furtherance of or related to the Company Business.

            For purposes of this Agreement, Proprietary Information means all Trade Secrets and Confidential Information of Company.

            For purposes of this Agreement, Confidential Information shall mean Company information in whatever form, other than Trade Secrets, that is of value to its owner and is treated as confidential and Trade Secrets shall be defined as it is under applicable state law, or, in the absence of a state law definition, under the Uniform Trade Secrets Act.

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      4. Ownership.

            A. All Work Product will be considered work made for hire by Executive and owned by Company. To the extent that any Work Product may not by operation of law be considered work made for hire or if ownership of all rights therein will not vest exclusively in Company, Executive assigns to Company, now or upon its creation without further consideration, the ownership of all such Work Product. Company has the right to obtain and hold in its own name copyrights, patents, registrations, and any other protection available in the Work Product. Executive agrees to perform any acts (at the Company's expense) as may be reasonably requested by Company to transfer, perfect, and defend Company's ownership of the Work Product.

            B. To the extent any materials other than Work Product are contained in the materials Executive delivers to Company or its Customers, Executive grants to Company an irrevocable, nonexclusive, worldwide, royalty-free license to use and distribute (internally or externally) or authorize others to use and distribute copies of, and prepare derivative works based upon, such materials and derivative works thereof. Executive agrees that during his or her employment, any money or other remuneration received by Executive for services rendered to a Customer belong to Company.

            For purposes of this Agreement, Customers shall mean any current customer or any prospective customer of Company to whom Company is actively marketing its products and/or services.

      5. Trade Secrets and Confidential Information.

            A. Company may disclose to Executive certain Proprietary Information. Executive agrees that the Proprietary Information is the exclusive property of Company (or a third party providing such information to Company) and Company (or such third party) owns all worldwide copyrights, trade secret rights, confidential information rights, and all other property rights therein.

            B. Company's disclosure of the Proprietary Information to Executive does not confer upon Executive any license, interest or rights in or to the Proprietary Information. Except as required for the benefit of Company in the performance of services for Company, Executive will hold in confidence and will not, without Company's prior written consent, use, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, or for any purpose, any Proprietary Information communicated or made available by Company to or received by Executive. Executive agrees to notify Company immediately if he discovers any unauthorized use or disclosure of the Proprietary Information.

            C. Executive's obligations under this Agreement with regard to (i) Trade Secrets shall remain in effect for as long as such information remains a trade secret under applicable law, and (ii) Confidential Information shall remain in effect during Executive's employment with Company and for three years thereafter. These obligations will not apply to the extent that Executive establishes that the information communicated (1) was already known to Executive, prior to his employment with Company, without an obligation to Company to keep it confidential at the time of its receipt; or (2) was received by Executive in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential; and (3) was publicly known at the time of its receipt by Executive or has become publicly known other than by a breach of this Agreement by Executive or by Executive's breach of his fiduciary duties to Company. In addition, this Agreement shall not prohibit the use or disclosure of information as required by applicable law or order of a court or governmental agency or authority or necessary for Executive to enforce his rights or defend his performance of his obligations under this Agreement.

      6. Non-Solicitation.

            A. Customers. The Customer relationships made or enhanced during Executive's employment with Company belong to Company. During Executive's employment and the one year period beginning immediately upon the termination of Executive's employment with Company for any reason (the "One Year Limitation Period"), Executive will not, without Company's prior written consent, contact, solicit or attempt to solicit, on his own or another's behalf, any Customer with whom Executive had contact in the one year prior to the end of Executive's employment with Company for any reason (the "One Year Restrictive Period") with a view of offering, selling or licensing any program, product or service that is competitive with the Company Business.

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            B. Employees/Independent Contractors. During Executive's employment and for a period of twelve (12) months following the termination or resignation of his employment for any reason, Executive will not, without Company's prior written consent, on his own or on behalf of anyone else, directly or indirectly, recruit, solicit for employment, or seek to have such person terminate his or her employment with Company any employee of Company or cause another employee of Company to be hired by any direct competitor of Company.

      7. Acknowledgments. The parties hereto agree that: (i) the restrictions contained in this Agreement are fair and reasonable in that they are reasonably required for the protection of Company; (ii) by having access to information concerning employees and customers of Company, Executive shall obtain a competitive advantage as to such parties; (iii) the covenants and agreements of Executive contained in this Agreement are reasonably necessary to protect the interests of Company in whose favor said covenants and agreements are imposed in light of the nature of Company's business and the involvement of Executive in such business; (iv) the restrictions imposed by this Agreement are not greater than are necessary for the protection of Company in light of the substantial harm that Company will suffer should Executive breach any of the provisions of said covenants or agreements and (v) the covenants and agreements of Executive contained in this Agreement form material consideration for this Agreement.

      8. Remedy for Breach. Executive agrees that the remedies at law of Company for any actual or threatened breach by Executive of the covenants contained in Sections 4 through 7 of this Agreement would be inadequate and that Company shall be entitled to specific performance of the covenants in such paragraphs or injunctive relief against activities in violation of such paragraphs, or both, by temporary or permanent injunction or other appropriate judicial remedy, writ or order, in addition to any damages and legal expenses (including attorney's fees) which Company may be legally entitled to recover. Executive acknowledges and agrees that the covenants contained in Sections 4 through 7 of this Agreement shall be construed as agreements independent of any other provision of this or any other agreement between the parties hereto, and that the existence of any claim or cause of action by Executive against Company, whether predicated upon this or any other agreement, shall not constitute a defense to the enforcement by Company of said covenants.

      9. No Prior Agreements. Executive hereby represents and warrants to Company that the execution of this Agreement by Executive and Executive's employment by Company and the performance of Executive's duties hereunder shall not violate or be a breach of any agreement with a former employer, client or any other person or entity.

      10. Assignment; Binding Effect. Executive understands that Executive has been selected for employment by Company on the basis of Executive's personal qualifications, experience and skills. Executive agrees, therefore, that Executive cannot assign all or any portion of Executive's performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of Section 13 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

      11. Complete Agreement. This Agreement is not a promise of future employment, otherwise than as set forth in this Agreement. Executive has no oral representations, understandings or agreements with Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between Company and Executive. This written Agreement is the final, complete and exclusive statement and expression of the agreement between Company and Executive and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified, except by a further writing signed by a duly authorized officer of Company and Executive, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

      12. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

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      To Company:             Manhattan Associates, Inc
                              2300 Windy Ridge Pkwy
                              7th Floor
                              Atlanta, Georgia  30339
                              Attention:  President

      To Executive:           Steven R. Norton
                              3095 Leeds Garden Lane
                              Alpharetta, GA  30022

      Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 12.

      13. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

      14. Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute, but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        COMPANY:

                                        Manhattan Associates, Inc.

                                        By:/s/ Peter F. Sinisgalli
                                           ------------------------------------
                                        Name: Peter F. Sinisgalli

                                        Title: President and CEO

                                        Date: 1-6-05

                                        EXECUTIVE:

                                        /s/ Steven R. Norton
                                        ---------------------------------------
                                        Steve Norton

                                        Date: 1-6-05